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                                                                    Exhibit 99.1


                     NEXPRISE, INC. REPORTS RESULTS FOR THE
                             SECOND QUARTER OF 2003

CARLSBAD, CA -- JULY 24, 2003 -- NexPrise, Inc. (Nasdaq: NXPS), a leading source for business process applications, today announced results for the three months ended June 30, 2003.

For the second quarter of 2003 NexPrise reported bookings, which represent contracted revenue for the next twelve months, of approximately $1.2 million, an increase of 206% from the second quarter of 2002. Revenues, which are comprised of customer agreements recognized evenly over the length of the contracts and up front perpetual licenses fees, were approximately $1.0 million for the quarter, an increase of 53% from the second quarter of 2002. Costs and expenses in the second quarter of 2003 were approximately $2.7 million, including $745,000 of intangible asset amortization and a credit of $684,000 related to liabilities estimated and accrued in 2001 for which actual charges are no longer expected to be incurred. Approximately $191,000 of the credit is recorded in research and development and $493,000 is recorded in restructuring. In the second quarter of 2002, costs and expenses totaled approximately $5.3 million and included $475,000 of intangible asset amortization.

As of June 30, 2003, NexPrise's cash, cash equivalents and short-term investments were approximately $8.3 million. Total cash used in the second quarter of 2003 was $1.2 million, an improvement of approximately $2.3 million from the second quarter of 2002. The net loss per share in the second quarter of 2003 was $0.49 and includes a $334,000 credit related to liabilities associated with operations discontinued in 2000 that were estimated and accrued in 2000 and for which actual charges are no longer expected to be incurred. The net loss per share from continuing operations in the second quarter of 2003 was $0.59 as compared to $1.83 in the same quarter last year.

NexPrise CEO Ted Drysdale said, "We're very pleased with our results so far this year. Our bookings year to date are more than twice what they were last year at this time. We continue to add new customers and expand adoption in existing accounts, which shows our product is being well received. Our expense structure is where it needs to be in order for us to balance the conservation of cash with investing to grow the business." Mr. Drysdale added, "The business environment continues to be difficult, but we are feeling more and more optimistic about our ability to continue our rapid growth."

ABOUT NEXPRISE
NexPrise, Inc., a leading source for business process applications, markets solutions that can enable manufacturers to rapidly automate key business processes and produce a return on investment in less than 6 months. These solutions complement and expand on currently installed enterprise systems and allow for the ongoing process improvements companies require to meet their changing business demands. NexPrise, Inc. is headquartered in Carlsbad, California. For more information, please visit www.nexprise.com.

SAFE HARBOR STATEMENT
This press release contains "forward-looking" statements, as that term is used in Section 21E of the Securities Exchange Act of 1934, about NexPrise, Inc. Forward-looking statements are denoted by such words as "contracted revenue" or "continue rapid growth" and similar terms and phrases. These types of statements address matters that are subject to risks and
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uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, NexPrise's ability to collect revenues associated with such contracts and its ability to continue to generate business from new contracts. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our on Form 10-K and 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

                                NEXPRISE, INC.

                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)

                                                                 JUNE 30,      DECEMBER 31,
                                                                   2003           2002
                                                                 ---------      ---------
                                     ASSETS                      UNAUDITED         (1)
 Current assets:
      Cash and cash equivalents                                  $   1,284      $   3,225
      Short-term investments                                         7,050          7,050
      Accounts receivable                                              222            560
      Prepaid expenses                                                 177            671
      Other current assets                                             331            841
                                                                 ---------      ---------
           Total current assets                                      9,064         12,347
 Property and equipment, net                                           149            339
 Intangible assets, net                                              7,660          9,150
 Other long-term assets, net                                         1,092          1,168
                                                                 ---------      ---------
           Total assets                                          $  17,965      $  23,004
                                                                 =========      =========

      LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
      Accounts payable                                           $      96      $     160
      Accrued compensation                                             628            646
      Accrued expenses                                               1,288          2,374
      Deferred revenue                                               1,241            711
      Accrued liabilities relating to discontinued operations           --            336
                                                                 ---------      ---------
           Total current liabilities                                 3,253          4,227
 Notes payable                                                      11,843         11,843
 Commitments and contingencies                                          --             --
 Stockholders' equity:
      Preferred stock, no par value:2,500 shares authorized:
      none issued or outstanding                                        --             --
      Common stock, $.0002 par value; 175,000 shares
      authorized;  3,230 shares issued and outstanding                  10             10
      Additional paid-in capital                                   631,765        631,764
      Deferred compensation                                           (247)          (416)
      Accumulated deficit                                         (628,811)      (624,576)
      Accumulated other comprehensive income                           152            152
                                                                 ---------      ---------
           Total stockholders' equity                                2,869          6,934
                                                                 ---------      ---------
           Total liabilities and stockholders' equity            $  17,965      $  23,004
                                                                 ---------      ---------

---------

(1)  Derived from December 31, 2002 audited financial statements
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                                 NEXPRISE, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                       THREE MONTHS             SIX MONTHS ENDED
                                                                       ------------             ----------------
                                                                    2003          2002          2003          2002
                                                                  --------      --------      --------      --------

Net revenues                                                      $  1,002      $    653      $  1,723      $  1,327
Costs and expenses
        Cost of product licenses and services                          305           424           586           741
        Cost of amortization of purchased technology                   491           221           982           441
        Research and development                                       556         1,560         1,350         3,359
        In process research and development                             --            --            --           399
        Sales and marketing                                            954         1,589         1,921         3,260
        General and administrative                                     917         1,457         1,616         3,180
        Restructuring & settlement (benefit)                          (493)           --          (493)           --
                                                                  --------      --------      --------      --------
        Total operating expenses                                     2,730         5,251         5,962        11,380
                                                                  --------      --------      --------      --------
Operating loss                                                      (1,728)       (4,598)       (4,239)      (10,053)
Interest expense                                                      (189)         (192)         (378)         (369)
Interest income and other, net                                         128            74           161            94
Investment losses                                                     (113)       (1,131)         (113)       (2,480)
                                                                  --------      --------      --------      --------
Loss from continuing operations                                     (1,902)       (5,847)       (4,569)      (12,808)
Gain from discontinued operations                                      334            --           334            --
                                                                  --------      --------      --------      --------
Net loss                                                          $ (1,568)     $ (5,847)     $ (4,235)     $(12,808)
                                                                  ========      ========      ========      ========

Basic and diluted loss per share from continuing operations       $  (0.59)     $  (1.83)     $  (1.42)     $  (4.05)
Basic and diluted gain per share from discontinued operations     $   0.10      $     --      $   0.10      $     --
Basic and diluted net loss per share                              $  (0.49)     $  (1.83)     $  (1.31)     $  (4.05)
Weighted average common shares outstanding used
        in computing basic and diluted net loss per share            3,226         3,194         3,226         3,161


For Media Inquiries
Tom Anthony
NexPrise, Inc.
(760) 804-1333
tanthony@nexprise.com